Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Tel: 9644 9531 Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated January 22, 2025, with respect to the consolidated financial statements of XChange TEC.INC and its subsidiaries, incorporated herein by reference.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ OneStop Assurance PAC
Singapore
September 9, 2025